SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




             PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934



                         MARCH 10, 1999
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        Date of Report (Date of earliest event reported)


                AMERICAN RESOURCES OFFSHORE, INC.
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     (Exact name of Registrant as specified in its charter)


                            DELAWARE
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         (State or other jurisdiction of incorporation)


     0-21472                                 86-0713506
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Commission File Number)         (IRS Employer Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                           40383
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(Address of principal executive offices)          (Zip Code)


                         (606) 873-5455
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      (Registrant's Telephone Number, including Area Code)


                         NOT APPLICABLE
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  (Former name or former address, if changed since last report)
Item 1.   Changes in Control of Registrant.  Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.

Item 5.   Other Events.

          On January 11, 1999, the Registrant announced that a trade creditor on Grand Isle Block 55 (the "Property") had named the Registrant as a defendant in litigation seeking approximately $8.6 million and that other trade creditors had filed materialman and mechanics liens against the Property. On March 10, 1999, the Registrant finalized an agreement (the "Compromise and Release Agreement") with Huber Oil & Gas, Inc. ("Huber") agreeing to the termination of the participation agreement with Huber (the "Participation Agreement") affecting the Property and relinquishing any and all rights the Registrant had to the Property. As a result of the relinquishment of the Registrant's rights in the Property, the Registrant took a net writedown of approximately $1.5 million in the fourth quarter of 1998.

          Huber acquired all of the trade creditors' lien claims on the Property, and the Compromise and Release Agreement provides for a full release of the Registrant from all trade creditor claims and for all obligations of the Registrant under the Participation Agreement. The litigation initiated by the trade creditors is in the process of being dismissed with prejudice.

          The Registrant was also named a co-defendant in litigation filed by the operator of High Island Block 105 seeking approximately $600,000 for expenses incurred in the drilling of a well. On March 10, 1999, the Registrant settled this litigation by agreeing to convey its interest in the #19 well located on West Cameron Block 172 to the co-defendant in exchange for approximately $600,000 and a 25% reversionary interest after payout. Those proceeds were utilized by the Registrant to settle this litigation. At the time of this settlement, the Registrant was in default on its obligation to advance an additional $733,752 for completion cost of the #19 well and did not have the capital to make this advance. As the Registrant would have been caused to non-consent this operation, it agreed to convey its interest to the co-defendant, who paid the completion costs.

Item 6.   Resignation of Registrant's Directors.  Not Applicable.

Item 7.   Financial Statements and Exhibits.  None.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMERICAN RESOURCES OFFSHORE, INC.
                             (f/k/a American Resources of
                              Delaware, Inc.)


                             By:  /s/ Ralph A. Currie
                                ---------------------------------
                                Ralph A. Currie
                             Its:   Chief Financial Officer

Dated:  March 22, 1999
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